TERMINATION OF LEASE BY MUTUAL CONSENT

This TERMINATION OF LEASE BY MUTUAL CONSENT (“Lease Termination Amendment”) is made as of this 30th day of September, 2014 (“herein the “Effective Date”) by and between Schrafft Center LLC (hereinafter referred to as “Landlord”) and IntraLinks, Inc. (hereinafter referred to as “Tenant”),

WITNESSETH:

WHEREAS, by a certain Lease Agreement dated July 15, 2008 (herein “Original Lease”), a certain First Amendment to Lease dated December 21, 2010 (herein “First Amendment”), a certain May 22, 2013 Letter Agreement mutually executed July 2, 2013 (herein “July 2013 Letter Agreement”), a certain Landlord’s Waiver undated but executed by the parties on March 28, 2014 (herein “Landlord’s Waiver”) and a certain Second Amendment to Lease dated June 27, 2014 (herein “Second Amendment”) (herein collectively referred to as the “Lease”), Landlord leased to Tenant certain premises described therein as (i) Suite 7000, consisting of approximately 19,575 square feet of space (herein “Suite Number 7000”) located in the Annex Building, and (ii) Suite Number 2200, consisting of approximately 16,982 square feet of space (herein “Suite Number 2200”) located on the second (2nd) floor of The Schrafft Center located at 529 Main Street, Charlestown, MA 02129 (both spaces more particularly described together therein said Lease prior to the Second Amendment collectively as the “Premises”). Any capitalized terms used herein and not defined herein shall have the meaning set forth in the Lease; and

WHEREAS, pursuant to the Second Amendment, Landlord and Tenant acknowledge and affirm the Premises was reduced to only Suite Number 7000 pursuant to the terms and provisions of the Second Amendment, and now only Suite Number 7000 constitutes and comprises the Premises (herein the “Premises”) under the provisions of the Lease, and the Lease (as this Lease pertained only to Suite Number 2200) was terminated as to Suite 2200 pursuant to terms and provisions of the Second Amendment; and

WHEREAS, Landlord and Tenant desire to terminate and cancel the Lease as well as the tenancy hereunder prior to its stated termination date of December 31, 2015, and to release each other from their respective obligations under the Lease, all of which shall become effective upon the mutual execution and delivery of this Lease Termination Agreement by both parties, subject to all of the terms and provisions set forth below,

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, and other good and valuable consideration, the receipt and sufficiency of each of which is hereby acknowledged, the parties mutually agree as follows:

1.    The Lease shall be and is hereby terminated and cancelled and the Term of the Lease is brought to an end, as of December 31, 2014 (herein the “Lease Termination Date”), with the same force and effect as if the Term of this Lease were, by the terms and provisions thereof, fixed to naturally expire on the Lease Termination Date, and not the expiration date of the Lease, as provided in the Lease, subject to all of the terms and conditions set forth below. Tenant shall vacate and deliver the Premises (i.e., Suite Number 7000) to Landlord in the condition required under this Lease Termination Agreement on or before the Lease Termination Date. Notwithstanding anything to the contrary set forth herein, Tenant shall pay to Landlord all Rent, Base Rent, and additional rent due under the Lease with respect to Premises (i.e., as to Suite Number 7000) for the months of October, November and December, 2014 (which amount, in the aggregate, is agreed by the parties to be equal to $46,196.07 per month and, notwithstanding anything contained to the contrary in the Lease or herein, said monthly payment of $46,196.07 shall constitute full satisfaction of Tenant’s obligations for monthly Rent, Base Rent, and additional rent amounts for the months of October, November and December, 2014). Notwithstanding anything to the contrary set forth in the Lease or this Lease Termination Agreement, in the event Tenant fails to vacate and deliver the Premises (i.e., Suite Number 7000) to Landlord by the Lease Termination Date, all of the provisions set forth in Section 17.3 of the Lease with respect to holding over by Tenant of Suite Number 7000 after the termination of the Lease shall apply.

2.    As of the Lease Termination Date, notwithstanding anything to the contrary contained in the Lease, either express or implied, Landlord agrees to forever release and discharge Tenant as well as its predecessors, successors, assignees, agents, employees, officers, directors, principals, shareholders, heirs, executors, and administrators (herein collectively the “Tenant Released Parties”) from any and all obligations, claims, demands, damages, agreements or causes of action whatsoever (herein collectively “claims”) arising under, out of or in connection with, the Lease, as well as any and all defaults and/or breaches of every kind and nature whatsoever arising under, out of or in connection with, the Lease (including, but not limited to, any and all demands for rental payments and/or credits accrued, due or payable, paid or unpaid, under the Lease, whether reconciled or unreconciled, known or unknown) any of which Landlord ever had, now has, or may hereafter have, against the Tenant Released Parties, in connection with and/or arising under, or out of the Lease (the “Tenant Covered Claims”), except for (a) any non-payment of the LTA Buyout Fee (defined in Section 6 hereof) under this Lease Termination Agreement; (b) Tenant’s failure to vacate Premises (i.e., Suite Number 7000) prior to December 31, 2014; (c) damages for Tenant’s malicious damage and/or malicious destruction of Premises (i.e., Suite Number 7000) as provided for in the second paragraph of Section 8 of this Lease Termination Agreement; and (d) any claims relating to acts, negligence or omissions, and/or the like, of the Tenant Released Parties occurring both (i) as to Premises (i.e., Suite Number 7000) and/or the Common Areas of the Property and the Building and (ii) before the Lease Termination Date, to the extent such claims result in the liability of Landlord to third parties (herein subparts (a), (b), (c) and (d) collectively called “Third Party Claims Against Landlord”), and Landlord hereby so waives the Tenant Covered Claims except to the extent of such Third Party Claims Against Landlord. The Third Party Claims Against Landlord exception referenced in the prior sentence of this paragraph shall not, and does not, include third parties who are future occupants, tenants, lessees or the like of Premises.

As of the Effective Date of this Lease Termination Agreement, Landlord confirms that it does not have actual knowledge of any Tenant Covered Claims against the Tenant Released Parties with respect to any default, breach or obligation of the Tenant Released Parties under the Lease or otherwise.

3.    As of the Lease Termination Date, notwithstanding anything to the contrary contained in the Lease, either express or implied, Tenant agrees to forever release and discharge Landlord as well as its predecessors, successors, assignees, agents, employees, officers, directors, principals, shareholders, heirs, executors, and administrators (herein collectively the “Landlord Released Parties”) from any and all obligations, claims, demands, damages, agreements or causes of action whatsoever (herein collectively “claims”) arising under, out of or in connection with, the Lease, as well as any and all defaults and/or breaches of every kind and nature whatsoever arising under, out of or in connection with, the Lease (including, but not limited to, any and all demands for rental credits and/or payments accrued, due or payable, paid or unpaid, under the Lease, whether reconciled or un-reconciled, known or unknown), any of which Tenant ever had, now has, or may hereafter have, against the Landlord Released Parties, in connection with and/or arising out of the Lease (the “Landlord Covered Claims”), except for (a) damages or the like on account of Landlord’s removals and/or destruction of Premises (i.e., Suite Number 7000) or any portion thereof, pursuant to Section 10 below or otherwise, and (b) any claims relating to acts, negligence or omissions, and/or the like, of the Landlord Released Parties occurring both (i) as to Premises (i.e., Suite Number 7000) and/or the Common Areas of the Property and the Building and (ii) before the Lease Termination Date, to the extent such claims result in the liability of Tenant to third parties (herein subpart (a) and (b) collectively called “Third Party Claims Against Tenant”) and Tenant hereby so waives the Landlord Covered Claims except to the extent of such Third Party Claims Against Tenant. The Third Party Claims Against Tenant exception referenced in the prior sentence of this paragraph shall not, and does not, include third parties who are future occupants, tenants, lessees or the like of Premises.

As of the Effective Date of this Lease Termination Agreement, Tenant confirms that it does not have actual knowledge of any Landlord Covered Claims against the Landlord Released Parties with respect to any default, breach or obligations of the Landlord Released Parties under the Lease or otherwise.

4.    Contingency - This Section 4 is Intentionally Deleted.

5.    Tenant shall provide Landlord with a written list (herein the “Suite 7000 FF&E List”) detailing such, if any, furniture, trade fixtures and trade equipment, desks, cubicles, file cabinets and personal property currently located in Premises which Tenant intends to, and shall, leave behind in Suite Number 7000 (herein the “Suite 7000 FF&E Personal Property”). Tenant intends to and shall, leave behind in Suite Number 7000 all of the Suite 7000 FF&E Personal Property on the Suite 7000 FF&E List and Landlord shall accept such Suite 7000 FF&E Personal Property in its then current “as is”, “where is” and “with all faults” condition upon Tenant vacating Premises on the Lease Termination Date. The Suite 7000 FF&E List shall be provided by Tenant to Landlord within thirty (30) days after the Effective Date of this Lease Termination Agreement.

On the Lease Termination Date the Suite 7000 FF&E Personal Property shall be sold to Landlord pursuant to the Bill of Sale (as attached hereto as Exhibit A) pursuant to the following provisions, to wit:

A.     In connection with the foregoing Tenant agrees to sell on the Lease Termination Date for one dollar ($1.00) to Landlord (pursuant to the attached Bill of Sale document) such items as are, and/or shall be, set forth on the Suite 7000 FF&E List, all of which items are to remain in Premises; and Landlord agrees to accept said items pursuant to said Bill of Sale on the Lease Termination Date and to mutually execute and exchange said Bill of Sale with Tenant as to said items.

B.    Upon the mutual execution and delivery of said Bill of Sale, Tenant shall forfeit Tenant’s right, title and interest in the items of Suite 7000 FF&E Personal Property set forth on the Suite 7000 FF&E List attached to the Bill of Sale, and Landlord shall assume ownership, responsibility and control of the Suite 7000 FF&E Personal Property (as set forth in the Suite 7000 FF&E List attached to the Bill of Sale) upon such mutual execution and delivery of said Bill of Sale, and thereafter.

6.    A.     In consideration of the Landlord’s agreement to terminate and cancel the Lease on the Lease Termination Date, as provided hereunder, then in consideration of Landlord granting such early termination and cancellation of the Lease, pursuant to the terms and provisions hereof this Lease Termination Agreement, Tenant shall pay to Landlord the sum of Three Hundred Seventy Three Thousand Eight Hundred Twenty Nine and 84/100 Dollars ($373,829.84) (herein the “LTA Buyout Fee”) in accordance with the terms and provisions of this Lease Termination Agreement as follows:

The LTA Buyout Fee sum of $373,829.84 shall be paid to Landlord by Tenant in two (2) equal installments as herein provided:

(i)
The first (1st) installment of One Hundred Eighty Six Thousand Nine Hundred Fourteen and 92/100 Dollars ($186,914.92) shall be paid by Tenant to Landlord within five (5) business days after the mutual execution and mutual delivery of this Lease Termination Agreement by both parties.

(ii)
The second (2nd) and final installment of the LTA Buyout Fee, namely the second (2nd) One Hundred Eighty Six Thousand Nine Hundred Fourteen and 92/100 Dollars ($186,914.92), shall be due and paid by Tenant to Landlord by March 1, 2015.

Tenant shall be obligated to pay the entire LTA Buyout Fee to Landlord as provided above regardless of whether Tenant actually vacates and delivers the Premises to Landlord on, before or after the Lease Termination Date.

(B)     As described in Section 1 above, Tenant shall pay to Landlord all Rent, Base Rent, and additional rent (which amount in the aggregate is agreed by the parties to be equal to $46,196.07 per month and, notwithstanding anything contained to the contrary in the Lease or herein, said monthly payment of $46,196.07 shall constitute full satisfaction of Tenant’s obligations for such monthly Rent, Base Rent, and additional rent amounts for the months of October, November and December, 2014) due under the Lease with respect to Premises until the Lease Termination Date at which time Tenant shall vacate and deliver the Premises (i.e., Suite Number 7000) to the Landlord

in the condition required under this Lease Termination Agreement. Such monthly amount shall be paid no later than October 1, 2014 with respect to the month of October 2014, and no later than November 1, 2014, with respect to the month of November, 2014, and no later than December 1, 2014, with respect to the month of December, 2014

7.    Landlord acknowledges that Tenant has paid the Rent for Premises and its share of Operating Costs or Operating Expenses, and Taxes, and Additional Rents and other charges through September 30, 2014.

8.    As of the Lease Termination Date, in consideration of the parties having terminated the Lease, and Tenant’s agreement to pay the LTA Buyout Fee as provided in Section 6 hereunder, Landlord acknowledges, agrees and covenants that, (i) Tenant has complied with any and all provisions of the Lease, (ii) Tenant has surrendered Premises (meaning herein this Section 8 both Suite Number 7000 and Suite Number 2200) in the required condition under the Lease, and that (iii) the LTA Buyout Fee shall fully compensate Landlord for any and all repairs, maintenance, alterations, restorations and/or the like, and/or other similar obligations that Tenant may otherwise have been required to perform under the Lease.

In furtherance of the foregoing, Landlord acknowledges and agrees Tenant shall have no duty to restore, repair, alter or the like Premises (meaning herein this Section 8 both as to Suite Number 7000 and Suite Number 2200) to its original condition and/or to its original configuration, or the like, and/or to remove any alterations, installation, additions, or the like thereon, therein or thereabout; and Tenant is permitted to leave Suite Number 7000 in its then present condition as of the Lease Termination Date with any damage or the like remaining thereon, such as, but not limited to, (i) screw holes, nail holes, fading, discoloration, stains, worn rugs, scrapes or the like, notwithstanding anything to the contrary contained in the Lease, either expressed or implied as well as (ii) damages or the like on account of Landlord’s removals and/or destruction of Premises (i.e., Suite Number 7000) or any portions thereof, pursuant to Section 10 below or otherwise, except that Tenant shall be liable hereunder for Tenant’s malicious damage and/or malicious destruction of Suite Number 7000.

9.    Notwithstanding anything to the contrary set forth herein this Lease Termination Agreement, Landlord shall be entitled to draw on the cash or letter of credit Security Deposit in the event Tenant defaults under any of its monetary and/or nonmonetary obligations under this Lease Termination Agreement and Second Amendment to Lease.

Further, Landlord shall retain the Irrevocable Standby Letter of Credit, CTCS-899917, Security Deposit, in the amount of $150,000, issued by JP Morgan Chase, until such time as Landlord has been paid in full for all of Tenant’s monetary and/or nonmonetary obligations under this Lease Termination Agreement and Second Amendment to Lease.

10.    Provided (a) that Landlord shall first reasonably coordinate in advance with Tenant (by letting Tenant know in writing and in advance what particular Removals (as defined below) Landlord plans to so remove, when Landlord plans to remove such particular Removals, and how Landlord plans to remove such Removals and how Landlord plans to clean up thereafter such removals and

Landlord activities, pursuant to the provisions of this Section 10 hereinbelow) prior to any entry into the Premises (i.e., Suite Number 7000) and (b) that Landlord shall use diligent commercially reasonable efforts not to disconnect, shut down, cut off or the like, and/or temporarily disconnect, shut down, cut off or the like, any power, electicity and/or service to the Premises (i.e., Suite Number 7000) (herein collectively called “Disconnections”) and/or create dust, debris, moisture or dampness within the Premises (herein called “Debris”), except for such Disconnections and Debris for which Landlord has obtained Tenant’s prior written approval(s) as provided for in this Section 10, which approval(s) shall be in Tenant’s sole, but good faith, discretion to condition, delay, withhold or deny as provided for below, then Tenant agrees that Landlord may, temporarily, enter the Premises during Business Days and Business Hours (as hereinafter defined) after (i) giving Tenant at least two (2) full Business Days prior written notice specifying to Tenant in reasonable detail the particular Removals (as defined below) desired by Landord from the Premises (i.e., from Suite Number 7000) which particular Removals are to be from the list set forth below in this Section 10, (ii) obtaining from Tenant, Tenant’s prior written approval as to such temporary Landlord entry into the Premises (i.e., Suite Number 7000) as to the particular Removals desired by Landlord which removals are to be from the list set forth below in this Section 10, such approval(s) by Tenant not to be unreasonably withheld, delayed on conditioned by Tenant (other than as to matters of said Disconnections and/or Debris, including but not limited to power, electricity, services and/or the creation of dust, moisture, dampness or debris, any of which matters shall then be in Tenant’s sole, but good faith, discretion to condition, delay, withhold or deny, as to the granting of such Tenant’s approvals or non-approvals, as Landlord acknowledges that Landlord understands and agrees that Tenant’s business, Tenant’s servers and Tenant’s services, as well as Tenant’s security related to, on account of Tenant’s business, Tenant’s servers and Tenant’s services, should not be, and cannot be, disrupted, compromised, disturbed and/or the like), (iii) the opportunity for Tenant, and/or any agent or contractor (or the like) of Tenant, to be likewise present in the Premises, while Landlord and/or any agent or contractor (or the like) is (or are) so in the Premises (i.e., Suite Number 7000), to do the following removals (“Removals”):

(A)	Remove certain Landlord identified and specified interior doors from the Premises (i.e., Suite Number 7000); and

(B)	Remove certain Landlord identified and specified cubicles from the Premises (i.e., Suite Number 7000).

For purposes of this Section 10, Landlord and Tenant agree that Business Days and Business Hours shall mean the following: “Business Days”, “Business Day” or “business day(s)” in this Lease Termination Agreement shall mean on a day that is not otherwise a state, federal or municipal holiday, and shall not include any Saturday or Sunday; and “Business Hours”, “Business Hour” or “business hour(s)” shall mean during the business hours of 9 am to 5 pm EST (Eastern Standard Time) of any Business Day.

11.    The submission of this Lease Termination Agreement document for examination and negotiation does not constitute an offer, and this document shall become effective and binding only upon the mutual execution and delivery thereof by both Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or other employee of Landlord to the contrary and/or of Tenant to the contrary. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein, and this Lease Termination Agreement to Lease expressly supersedes any proposals or other written documents relating hereto. The Lease, and this Lease Termination Agreement, may be modified or altered only by written agreement mutually executed and delivered by and between Landlord and Tenant, and no act or omission of any employee or agent of Landlord and/or Tenant shall alter, change or modify any of the provisions thereof.

12.     Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) no other person or entity has an interest in Tenant’s interest in the Lease, collateral or otherwise; and (d) there are no outstanding contracts for the supply of labor or material engaged for by Tenant, and no work has been done or is being done in, to or about the Premises and/or Premises which was engaged by Tenant, which has not been fully paid for by Tenant and for which appropriate waivers of mechanics’ liens have not been obtained by Tenant.

The foregoing representation and warranty shall be deemed to be re-made by Tenant in full as of the Lease Termination Date.

Landlord represents and warrants that (a) Landlord is the rightful owner of all of the Landlord’s interest in the Lease; (b) Landlord has not made any disposition, assignment, sublease, or conveyance of the Lease or Landlord’s interest therein; (c) no other person or entity has an interest in Landlord’s interest in the Lease, collateral or otherwise; and (d) there are no outstanding contracts for the supply of labor or material engaged for by Landlord, and no work has been done or is being done in, to or about the Premises and/ or Premises which was engaged by Landlord, which has not been fully paid for by Landlord and for which appropriate waivers of mechanic’s liens have not been obtained by Landlord.

The foregoing representation and warranty shall be deemed to be re-made by Landlord in full as of the Lease Termination Date.

13.    This Lease Termination Agreement shall be interpreted and constructed neutrally as to all parties, without any party deemed to be the drafter of this Lease Termination Agreement. Landlord and Tenant and their respective separate professional advisors agree that this Lease Termination Agreement is the product of all of their efforts, that it expresses their agreement, and that this Lease Termination Agreement should not be interpreted in favor of, or as against, Landlord or Tenant merely because of their efforts in preparing this Lease Termination Agreement.

14.    This Lease Termination Agreement, and the rights and obligations of the parties hereunder, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. In the event of any legal dispute pertaining to this Lease Termination Agreement, the parties agree that the courts in Massachusetts shall be the only proper forum for the resolution of such dispute and each party hereto consents to the jurisdiction of such court and waives any rights it may otherwise have to object to such forum.

15.    Each signatory of this Lease Termination Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Landlord further represents and warrants to Tenant that the execution and delivery of this Lease Termination Agreement is not in contravention of its charter, trust, membership agreement, by-laws and/or other agreements, including but not limited to, any financing agreement or any mortgage(s), deed of trusts, or the like, and has been duly authorized and consented thereto by all interested parties, as may be required thereof.

16.    This Lease Termination Agreement shall be binding upon and inure to the benefit and burden of Landlord and Tenant and their respective predecessors, successors, assigns, insurers, agents, representatives, and related entities, as their interest may appear from time to time.

17.    If any party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees and costs (“Attorneys’ Fees”). Attorneys’ Fees shall include but not be limited to all fees, costs, and expenses incurred on appeal, in out of court negotiations, workouts, mediation, arbitration, settlements, in seeking relief from stay, or otherwise seeking to protect its rights in any bankruptcy proceeding. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains, or defeats, the particular relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The Attorneys’ Fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all Attorneys’ Fees reasonably incurred.

18.    Notice hereunder this Lease Termination Agreement shall be given pursuant to Section 17.11 of the Lease. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event a during business day, the addressee or an agent of the addressee shall refuse to receive any notice given by registered mail or certified mail, or overnight courier services, as above provided or there shall be no person available at the time of delivery thereof to receive any notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be, during a business day.

19.    This Lease Termination Agreement may be signed in one or more counterparts, each of which, when so executed, shall be determined to be an original, but all such counterparts shall constitute but one and the same instrument. Each party may provide its originally executed counterpart to the other by electronic transmission to the other, with the originally signed counterpart of each to be provided forthwith to such other party.

HERE ENDS THIS PAGE
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument on the day and year first above written.
            LANDLORD:

Schrafft Center LLC, a Massachusetts limited liability company

/s/ Lisa Chin                        By:     /s/ John J. Roche

WITNESS	John J. Roche, as its Manager, duly authorized, and not individually and without personal liability

Date of Execution: 9/30/2014

            TENANT:

IntraLinks, Inc., a Delaware corporation

/s/ David Nolasco                     By:     /s/ Derek Irwin

WITNESS	Derek Irwin (Print Name)
As its Chief Financial Officer, duly authorized and not individually and without personal liability

Date of Execution: 9/30/2014

COMMONWEALTH OF MASSACHUSETTS     )
    ) SS.
COUNTY OF NORFOLK     )

On this 30th day of September, 2014, before me, the undersigned notary public, personally appeared John J. Roche, Authorized Signatory for Schrafft Center LLC, proved to me through satisfactory evidence of identification, which was [ ] a valid Massachusetts driver’s license, [X] my personal knowledge of the signatory, or [ ] _____________________________
___________________________________ [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

By: /s/ Patricia A. Harford
Print Name: Patricia A. Harford
Notary    Public
My commission expires: 12/2/2016

STATE/COMMONWEALTH OF NEW YORK            )
                 ) SS.
COUNTY OF _____________________________             )

On this 30th day of September, 2014, before me, the undersigned notary public, personally appeared Derek Irwin, as Chief Financial Officer for IntraLinks, Inc., proved to me through satisfactory evidence of identification, which was [ ] a valid __________________ driver’s license, [ ] my personal knowledge of the signatory, or [ ] _______________________________________________
_____________________ _______________________ [check one], to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose.

By: _____________________________
Print Name: _______________________

Notary Public
My commission expires: _________________________

SCHEDULE A

BILL OF SALE

IntraLinks, Inc., a Delaware corporation (“Seller”) hereby sells, assigns and transfers to Schrafft Center LLC, a Massachusetts limited liability corporation (“Buyer”) all of Seller’s right, title and ownership interest in the personal property as more particularly set forth and described in Attachment I (“Suite 7000 FF&E Personal Property”) as attached hereto and made a part hereof, as the same are currently located in Premises (on the second floor (2nd Floor) of The Schrafft Center building located at 529 Main Street, Charlestown, Massachusetts 02129, for a sale price of one dollar ($ 1.00) (“Purchase Price”).

In connection with taking ownership of the Suite 7000 FF&E Personal Property pursuant to this Bill of Sale, Buyer agrees that Buyer will pay any local, municipal or city excise taxes, fees and/or the like, due and payable on account of such ownership and/or possession of said Suite 7000 FF&E Personal Property after the Effective Date of this Bill of Sale, and/or, if applicable, as may be, or shall be, assessed thereafter the Effective Date of this Bill of Sale, by, and/or imputed by, any governmental or quasi-governmental authority.

Said Suite 7000 FF&E Personal Property is expressly sold to Buyer, and Buyer accepts said Suite 7000 FF&E Personal Property, on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis. Seller makes no warranties or representations whatsoever, either express or implied, regarding said Suite 7000 FF&E Personal Property. Seller expressly excludes any such warranty or representation, either express or implied, as to the manufacture, fitness, merchantability, quality, condition, capacity, suitability, or fitness for a particular purpose of the Suite 7000 FF&E Personal Property. In consideration of the Purchase Price, Buyer so accepts the Suite 7000 FF&E Personal Property, as aforesaid. Buyer acknowledges and agrees that said Suite 7000 FF&E Personal Property is sold to Buyer, in their “AS IS” and “WHERE IS” condition, with all known, as well as, unknown, faults and defects.

This Bill of Sale is effective as of ___________________________ (“Effective Date”).

Said Suite 7000 FF&E Personal Property consists of, but is not limited to furniture, trade fixtures, trade equipment, chairs, desks, file cabinets, personal property as now located on the Effective Date of this Bill of Sale in Premises on the second (2nd) floor of The Schrafft Center building located at 529 Main Street, Charlestown, Massachusetts 02129, as more particularly described in Attachment I attached hereto and made a part hereof; and, as of Effective Date of this Bill of Sale, said Personal Property is owned by, and in the possession of, Seller and, as of Effective Date of this Bill of Sale, said Personal Property is free and clear of all liens and encumbrances.

Seller:                            Buyer:

IntraLinks, Inc.,

a Delaware corporation	Schrafft Center, LLC,
a Massachusetts limited
liability corporation

By:	___________________ By: ____________________

Title: _______________	Title: _______________

Date: ________	Date: ________

SAttachment I

Suite 7000 FF&E Personal Property

Location	Cubes	Desks	Tables	Chairs	Comments

Leonardo da Vinci Conference Room			10		10, small tables pushed together to make one large table
Albert Einstein Conference Room			1		1, 18 foot large rectangular round conference table
Isaac Newton Conference Room			1		1, 15 foot large rectangular round conference table
Allan Turing Conference Room	0	0	1	0	1, 15 foot large rectangular round conference table
Staff Area	145	0	12	271	13, 6 ft tall cubicles the rest are short, 12 small misc. tables
Kitchen	0	0	4	20	3 round height top tables, and 12 tall chairs
Exec Offices	0	14	14	0	14 executive desks, 14 round small conference tables
Utility Closet					(2) UPS Units w/ 10 back-up batteries

Total	145	14	32	291